                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           GERBER CHILDRENSWEAR, INC.
--------------------------------------------------------------------------------
               (Names of Registrants As Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No Fee Required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement no.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                        GERBER CHILDRENSWEAR Letterhead

                                                                  April 17, 2000

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") to be held at The Chase Manhattan Bank, 270 Park Avenue, 11th Floor, Conference Room F, New York, New York, on Tuesday, May 16, 2000, at 9:00 a.m., local time. Information about the Annual Meeting, nominees for directors and the proposals to be considered is presented in the Notice of Annual Meeting and the Proxy Statement on the following pages. Additionally, a proxy card is included.

     At this year's Annual Meeting, you will be asked to (i) elect directors and
(ii) ratify and approve the appointment of Ernst & Young LLP as the Company's independent auditors. Additionally, during the Annual Meeting, you will be asked to vote on such other matters as may properly come before the Annual Meeting.

     Your proxy is revocable, and in the event you find it convenient to attend the Annual Meeting, you may, if you wish, withdraw your proxy and vote in person.

     Your participation in our Company's affairs is important regardless of the number of shares you hold. To ensure your representation, even if you cannot attend the Annual Meeting, please mark, sign, date and return the enclosed proxy card promptly.

     We look forward to seeing you at the Annual Meeting.

                                          Sincerely,

                                          /s/ Edward Kittredge
                                          Edward Kittredge
                                          Chairman, Chief Executive
                                          Officer and President

                           GERBER CHILDRENSWEAR, INC.
                                7005 PELHAM ROAD
                        GREENVILLE, SOUTH CAROLINA 29615
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD TUESDAY, MAY 16, 2000
                            ------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Gerber Childrenswear, Inc., a Delaware corporation (the "Company"), will be held at The Chase Manhattan Bank, 270 Park Avenue, 11th Floor, Conference Room F, New York, New York, on Tuesday, May 16, 2000, at 9:00 a.m., for the following purposes:

          1. To elect seven (7) nominees to be directors of the Company, to serve until the next annual meeting of stockholders of the Company and until their successors have been duly elected and qualified;

          2. To act upon a proposal to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 2000; and

          3. To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

     Holders of record of the Company's Common Stock at the close of business on March 31, 2000 shall be entitled to notice of, and to vote at, the Annual Meeting or any and all postponements or adjournments thereof. A complete list of such stockholders, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder, will be available at the Annual Meeting and will be available for examination by any stockholder for any purpose germane to the Annual Meeting, during ordinary business hours for a period of ten days prior to the Annual Meeting at the offices of the Company, 7005 Pelham Road, Greenville, South Carolina 29615.

                                          By Order of the Board of Directors,

                                          /s/ David E. Uren
                                          David E. Uren
                                          Secretary

April 17, 2000
Greenville, South Carolina

IMPORTANT:

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO FILL IN AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ACCOMPANYING SELF-ADDRESSED ENVELOPE FOR WHICH NO POSTAGE IS REQUIRED.

                           GERBER CHILDRENSWEAR, INC.
                                7005 PELHAM ROAD
                        GREENVILLE, SOUTH CAROLINA 29615
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                             TUESDAY, MAY 16, 2000
                            ------------------------

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation by Gerber Childrenswear, Inc., a Delaware corporation (the "Company"), of proxies to be voted at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at The Chase Manhattan Bank, 270 Park Avenue, 11th Floor, Conference Room F, New York, New York, on Tuesday, May 16, 2000, at 9:00 a.m., or any and all postponements or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. On or about April 17, 2000, this Proxy Statement, the Notice of Annual Meeting and the accompanying proxy card are being mailed to stockholders of record at the close of business on March 31, 2000.

     Holders of record of Common Stock, par value $.01 per share, of the Company (the "Common Stock") at the close of business on March 31, 2000, will be entitled to notice of and to vote at the Annual Meeting and any and all postponements or adjournments thereof. On that date, 8,291,075 shares of Common Stock were issued and outstanding.

     Each proxy granted may be revoked by the stockholder giving such proxy at any time before it is exercised by filing with the Secretary of the Company, at the address set forth above, a revoking instrument or a duly executed proxy bearing a later date. The powers of any proxy holder will be suspended if the person who executed the proxy held by such proxy holder attends the Annual Meeting in person and so requests. Attendance at the Annual Meeting will not in itself constitute revocation of the proxy.

     If the accompanying proxy card is properly signed and returned to the Company and not revoked, it will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the persons designated as proxy holders in the accompanying proxy card will vote (i) to elect the seven (7) nominees for the Company's Board of Directors (the "Board of Directors") to serve until the next Annual Meeting and until their successors have been duly elected and qualified, (ii) to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 2000 and (iii) to transact such other business as may properly come before the Annual Meeting or any and all postponements or adjournments thereof as such proxy holders shall determine in their judgment.

     The presence, in person or by proxy, of a majority of the shares of Common Stock of the Company issued and outstanding, and entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business thereat. Each share of Common Stock entitles a stockholder to one vote on all proposals except with respect to the election of directors. The affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting in person or by proxy and entitled to vote thereat is required to ratify, approve or transact all business at the Annual Meeting, other than the election of directors. In electing directors, each share of Common Stock entitles a stockholder to a number of votes equal to the number of directors to be elected. The seven (7) nominees receiving the highest number of votes cast for the election of directors at the Annual Meeting will be elected as directors.

     Assuming the presence of a quorum at the Annual Meeting, the following items will be voted upon:

          1. To elect seven (7) nominees to be directors of the Company;

          2. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 2000; and

          3. To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

     With regard to the election of directors, votes may be cast in favor or withheld, and votes withheld will have no effect on the outcome of the election. With respect to any proposal, other than the election of directors, stockholders may vote for, against or abstain. Abstentions will be included in the determination of shares present for quorum purposes. Because abstentions represent shares eligible to vote, the effect of an abstention will be the same as a vote against a proposal. If shares are held in "street name" through a broker or other nominee, the broker or nominee may not be permitted to execute voting discretion with respect to certain matters to be acted upon. Shares represented by such broker "non-votes" will only be counted for purposes of determining the presence or absence of a quorum, and will not affect the outcome of those matters.

     The Board of Directors knows of no other business to come before the meeting, but if other matters come before the meeting, the persons named in the proxy will vote thereon in accordance with their best judgment.

     The cost of soliciting proxies in the enclosed form will be borne by the Company. The Company will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of Common Stock.

     The principal executive offices of the Company are located at 7005 Pelham Road, Greenville, South Carolina 29615 (telephone 864-987-5200).

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     Directors will be elected according to the principle of cumulative voting. Each stockholder may divide and distribute such stockholder's votes among one or more nominees for the directorships to be filled. The seven nominees receiving the highest number of votes cast will stand elected. An absolute majority of votes cast is not a prerequisite to the election of any nominee.

     The Board of Directors has selected the seven current directors listed below as the nominees entitled to be elected by the holders of Common Stock at the Annual Meeting. Proxies will be voted, unless authority is withheld, FOR electing the nominees listed below as directors to serve until the next annual meeting of stockholders and until their respective successors shall be elected and qualified. The Board of Directors has no reason to believe that any of the listed nominees will not serve if elected, but if any of them should become unavailable to serve as a director or be withdrawn from nomination, and if the Board of Directors shall designate a substitute nominee, the persons named as proxy holders will vote for the substitute nominee.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                A VOTE "FOR" EACH OF THE NOMINEES LISTED BELOW.

                             NOMINEES FOR ELECTION

     The following table sets forth certain information with respect to the nominees:

NAME                        AGE           PRINCIPAL OCCUPATION AND OTHER INFORMATION
----                        ---           ------------------------------------------
Edward Kittredge..........  61    Mr. Kittredge led a group of investors in the purchase of
                                  the Company from Gerber Products Company ("GPC") in January
                                  1996 and has served as Chairman, President and Chief
                                  Executive Officer of the Company since that time. From 1990 to 1996 Mr. Kittredge was a consultant with EKI
                                  Investments, Inc. Mr. Kittredge served as Chairman and
                                  Chief Executive Officer of Denton Mills, manufacturer of
                                  Dr. Denton children's pajamas, from 1984 to 1990. From 1980 to 1984, he was President of Royal Manufacturing Company, a
                                  privately owned men's underwear and active sports-wear
                                  company. Prior to that, he held a variety of senior sales
                                  and marketing management positions at Union Underwear
                                  Company (Fruit of the Loom), including national director of all Branded and Private Label Sales and as head of its BVD
                                  Division.
Richard L. Solar..........  60    Mr. Solar has been Senior Vice President, Chief Financial
                                  Officer and Assistant Secretary of the Company and a
                                  director since January 1996. Prior to joining the Company,
                                  Mr. Solar held various positions at Bankers Trust Company, including managing director positions. From 1971 to 1975,
                                  he served as Treasurer of Val D'Or Industries Inc., a
                                  publicly held apparel company, and Diamondhead Corporation, a publicly held real estate development company.

NAME                        AGE           PRINCIPAL OCCUPATION AND OTHER INFORMATION
----                        ---           ------------------------------------------
Richard M. Cashin, Jr. ...  47    Mr. Cashin has been a director since January 1996. He has
                                  been President of Citicorp Venture Capital, Ltd. ("CVC")
                                  since 1994. Prior to being appointed President, Mr. Cashin served as a managing director of CVC for more than four
                                  years. He is also a director of Levitz Furniture Inc.,
                                  Delco Remy International, Inc., Life Style Furnishings
                                  International Ltd., Fairchild Semiconductor Corporation,
                                  FFC Holdings, Inc., Euramax International, Plc., Titan
                                  Wheel International, Inc., Hoover Group Inc., Thermal
                                  Engineering, JAC Holding Corporation, GVC Holdings,
                                  Ballantrae Corporation and Delta Commodities, Inc.
Lawrence R. Glenn.........  61    Mr. Glenn has been a director since January 1996. He
                                  retired as a senior corporate officer at Citicorp in 1995
                                  after over 30 years of service. Currently Mr. Glenn is the
                                  Chairman of J.W. Goddard and Company, a private investment bank. Mr. Glenn is also a director of Holborn Corporation.
James P. Manning..........  73    Mr. Manning has been a director since 1998. He was formerly the Chairman, President and Chief Executive Officer of
                                  Auburn Hosiery Mills, Inc., a subsidiary of the Company,
                                  where he had been employed from 1965 to 1997.
Joseph Medalie............  77    Mr. Medalie has been a director since February 1997. He
                                  retired as Vice Chairman of Fruit of the Loom in December
                                  1993, and was a director of Transfinancial Bank from 1994
                                  until 1998. Mr. Medalie also served as a director of the
                                  Commonwealth Health Corporation.
John D. Weber.............  36    Mr. Weber has been a director since January 1996. He has
                                  been a Vice President of CVC since 1994, and worked at
                                  Putnam Investments from 1992 through 1994. Mr. Weber is a
                                  director of Advanced Cast Products, Inc., Anvil Knitwear,
                                  Inc., Electrocal Designs, Inc., FFC Holding, Inc., Graphic
                                  Design Technologies, Marine Optical, Inc., Neenah Foundry
                                  Company, Plainwell Paper Company, Sleepmaster, LLC and
                                  Smith Alarm.

                         BOARD COMMITTEES AND MEETINGS

     The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee.

     Audit Committee. The Audit Committee is composed of Mr. Glenn (Chairman) and Messrs. Manning and Medalie, each of whom is an independent director. The Audit Committee has not adopted a formal written Charter. The duties of the Audit Committee include meeting with the independent auditors and certain personnel of the Company to discuss the planned scope of their audits and the adequacy of internal controls and financial reporting, reviewing the results of the annual audit of the consolidated financial statements and periodic internal audit examinations, reviewing the services and fees of the Company's independent auditors, authorizing special investigations and studies, and performing any other duties or functions deemed appropriate by the Board of Directors. The Audit Committee met three times during 1999.

     Compensation Committee. Since March 1999, the Compensation Committee has been composed of Mr. Manning (Chairman) and Messrs. Glenn and Medalie. The Compensation Committee has overall responsibility for compensation actions affecting the Company's executive and senior officers. The Compensation Committee's responsibilities include approving base salaries, setting incentive targets and administering and granting awards to executive and senior officers under all executive compensation plans. The Compensa-tion Committee met four times during 1999. See "Report of the Compensation Committee of the Board of Directors."

     Nominating Committee. The Nominating Committee is composed of Messrs. Glenn, Kittredge and Weber. The Nominating Committee recommends to the Board of Directors the individuals to be elected as directors to fill any vacancies or additional directorships which may arise from time to time on the Board of Directors. The Nominating Committee considers nominations made in accordance with the procedures provided in the Delaware General Corporate Law and in the Company's Certificate of Incorporation and Bylaws, a copy of which may be obtained from the Secretary of the Company. The Nominating Committee did not meet during 1999.

     During 1999, the Board of Directors met six times. In 1999, each incumbent director served on the Board of Directors and attended at least 75% of the total number of Board of Directors meetings and the total number of meetings held by all committees of the Board of Directors on which each served during such period, except that Mr. Cashin attended three board meetings.

                             DIRECTOR COMPENSATION

     Messrs. Glenn, Manning and Medalie are the only members of the Board of Directors who currently receive compensation for their services as directors. During 1999, Messrs. Glenn, Manning and Medalie each received $20,000 for attendance at meetings of the Board of Directors and reimbursement for their reasonable out-of-pocket expenses incurred in connection with board meetings.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     In 1999, Mr. Manning (Chairman) and Messrs. Glenn and Medalie served as members of the Compensation Committee of the Board of Directors. In addition, Messrs. Manning, Glenn and Medalie owned shares of the Company in 1999. Other than compensation received by Messrs. Manning, Glenn and Medalie for serving as directors and attending board meetings, they received no additional compensation from the Company in 1999. See "Certain Relationships and Related
Transactions -- Transactions With Management and Directors" and "Principal Stockholders and Share Ownership by Management."

                               EXECUTIVE OFFICERS

     The name and business experience of each of the executive officers of the Company as of April 17, 2000 is set forth below to the extent not provided above.

J. Milton Hickman, Jr.
Senior Vice President of Sales and Marketing, Apparel Division
Age: 58

     Mr. Hickman has been Senior Vice President of Sales and Marketing of the Company's Apparel Division since November 1999. Prior to joining the Company, he was Senior Vice President and General Manager of Ruff Hewn Sportswear Division since 1998. Mr. Hickman also held various positions at Haggar Clothing Company from 1971 to 1997 eventually becoming Senior Vice President, General Manager of the Reed St. James Division.

David E. Uren
Vice President of Finance, Secretary and Treasurer
Age: 56

     Mr. Uren has been Vice President of Finance of the Company and its predecessor since 1987. He has been Secretary and Treasurer of the Company since 1990. Prior to joining the Company, he was Chief Financial Officer of Borg Textile Corporation and also held various senior financial positions at Buster Brown Apparel, Inc. between 1972 and 1987. Mr. Uren worked at Ernst & Young LLP from 1967 to 1971, including as a certified public accountant from 1969 to 1971.

Bobby J. Prochaska
General Manager and Senior Vice President of Operations, Apparel Division
Age: 59

     Mr. Prochaska has been General Manager and Senior Vice President of Operations of the Company's Apparel Division since January 2000. Prior to joining the Company, he was President of the management consulting firm of Santa Rosa Resources, Inc. from June 1996 to December 1999 and also held various senior management positions with Kayser -- Roth Corporation between 1989 and 1999. During his earlier professional career, Mr. Prochaska served over 15 years with Milliken & Company in various management positions.

                             EXECUTIVE COMPENSATION

     The following table summarizes the compensation of the Company's Chief Executive Officer (who also serves as Chairman and President), and four other executive officers as of December 31, 1999 for services rendered in all capacities to the Company during 1999, 1998 and 1997, as applicable. The foregoing five individuals are referred to herein as the "Named Executive Officers."

                                                                                 LONG-TERM COMPENSATION
                                                                      --------------------------------------------
                                      ANNUAL COMPENSATION                           AWARDS
                            ---------------------------------------   ----------------------------------   PAYOUTS
                                                       OTHER ANNUAL   VESTED RESTRICTED     SECURITIES      LTIP      ALL OTHER
NAME AND                           SALARY     BONUS    COMPENSATION     STOCK AWARDS        UNDERLYING     PAYOUTS   COMPENSATION
PRINCIPAL POSITION          YEAR     ($)       ($)        ($)(a)           ($)(b)         OPTIONS/SAR(s)   ($)(c)       ($)(d)
------------------          ----   -------   -------   ------------   -----------------   --------------   -------   ------------
Edward Kittredge..........  1999   400,000         0      36,212              0                    0             0       23,988
 Chairman, President        1998   373,000         0      18,436              0                    0       286,000       26,589
 and CEO                    1997   225,000   776,100           0              0                    0             0    6,403,098
Richard L. Solar..........  1999   225,000         0       2,519              0                    0             0        7,745
 Senior Vice President,     1998   225,000         0       1,577              0                    0       182,000        7,250
 CFO and Assistant
 Secretary                  1997   150,000   455,286           0              0                    0             0    2,399,301
David E. Uren.............  1999   150,450    12,000       9,764              0                    0             0        6,116
 Vice President of
 Finance,                   1998   150,450    25,000       8,873              0                    0        52,000        6,210
 Secretary and Treasurer    1997   150,450   158,614       6,000              0                    0             0        5,614
J. Milton Hickman,
 Jr.(e)...................  1999    27,394         0           0              0               15,000(f)          0          119
 Senior Vice President of
 Sales and Marketing,
 Apparel Division
David L. Gold(g)..........  1999   185,000(h)      0           0              0                    0             0        4,315
 Senior Vice President      1998    35,814         0           0              0               15,000(i)          0          106
 of Sales and Marketing,
 Apparel Division

---------------
(a) For each Named Executive Officer such amounts consist of interest earned by such officers on compensation voluntarily deferred by each Named Executive Officer pursuant to the Executive Deferral Plan. See "Executive Compensation -- Executive Deferral Plan." Additionally, Mr. Uren's amounts include car allowances in 1997, 1998 and 1999.

(b) Represents the value of each Named Executive Officer's Executive Shares (as defined below) which vested in each of 1997, 1998 and 1999, net of the consideration paid by each such Named Executive Officer for such Executive Shares. In 1996, each such executive purchased these shares at book value. See "Certain Relationships and Related Transactions -- Transactions with Management and Directors." As of December 31, 1999, Messrs. Kittredge, Solar and Uren had 65,268, 57,109 and 40,792 unvested shares of Common Stock, respectively, which had a fair market value equal to $326,340, $285,545 and $203,960, respectively, as of December 31, 1999. As of December 31, 1998, Messrs. Kittredge, Solar and Uren had 127,144, 111,251 and 79,465 unvested shares of Common Stock, respectively, which had a fair market value of $1,104,571, $966,498 and $690,357, respectively, as of December 31, 1998. As of December 31, 1997, Messrs. Kittredge, Solar and Uren had 189,022, 165,393 and 118,138 unvested shares of Common Stock, respectively, which had a fair market value of $2,137,838, $1,870,594 and $1,336,140, respectively, as of
    December 31, 1997. The fair market value of the shares as of December 31, 1997 was determined pursuant to independent valuations which priced the shares at approximately $11.31 per share. See "Certain Relationships and Related Transactions -- Transactions with Management and Directors."

(c) Reflects Incentive Plan cash bonuses paid during 1998. See "Report of the Compensation Committee of the Board of Directors -- Annual
    Compensation -- Long-Term Bonus Plan."

(d) Reflects life insurance premiums and 401(k) contributions paid on behalf of each Named Executive Officer. The amounts set forth for 1997 reflect expenses related to stock compensation incurred by the Company in connection with the sale of capital stock below fair market value to the Named Executive Officers and the Company's payment of withholding and other related payroll taxes associated with such 1997 stock compensation, which, in the aggregate, amounted to $6,379,468 for Mr. Kittredge and $2,392,301 for Mr. Solar. See "Certain Relationships and Related
    Transactions -- Transactions With Management and Directors."

(e) Mr. Hickman commenced his employment with the Company on November 8, 1999. His annual salary is $185,000.

(f) Reflects options granted as part of Mr. Hickman's Incentive Plan compensation which are subject to vesting over a five year period.

(g) Mr. Gold commenced his employment with the Company on October 26, 1998 and left the Company on November 12, 1999.

(h) Mr. Gold's salary includes severance of $16,128.

(i) Reflects options granted as part of Mr. Gold's Incentive Plan compensation which are subject to vesting over a five year period.

OPTION GRANTS IN THE LAST FISCAL YEAR

     The following table sets forth the grants of options on Common Stock to the Named Executive Officers during 1999:

                                INDIVIDUAL GRANTS
---------------------------------------------------------------------------------     POTENTIAL REALIZABLE
                                          % OF TOTAL                                    VALUE AT ASSUMED
                                           OPTIONS                                   ANNUAL RATES OF STOCK
                                          GRANTED TO                                   PRICE APPRECIATION
                                          EMPLOYEES     EXERCISE OR                     FOR OPTION TERM
                               OPTIONS    IN FISCAL     BASE PRICE     EXPIRATION    ----------------------
NAME                           GRANTED       YEAR        PER SHARE        DATE          5%           10%
----                           -------    ----------    -----------    ----------    ---------    ---------
David L. Gold................   2,000        4.12%         $6.00        4/14/09       $ 7,547      $19,125
J. Milton Hickman, Jr. ......  15,000       30.86%         $4.00        11/8/09       $37,734      $95,625

AGGREGATE OPTION EXERCISES IN 1999 AND DECEMBER 31, 1999 OPTION VALUES

     The following table sets forth information with respect to the exercise of options on Common Stock by the Named Executive Officers during 1999 and the value of unexercised options on Common Stock held by the Named Executive Officers as of December 31, 1999:

                                                                                                  VALUE OF
                                                                        SHARES OF COMMON     UNEXERCISED IN-THE-
                                  SHARES OF       VALUE REALIZED ($)    STOCK UNDERLYING      MONEY OPTIONS AT
                                   COMMON          (MARKET PRICE AT    OPTIONS AT 12/31/99      12/31/99 ($)
                               STOCK ACQUIRED       EXERCISE LESS       (#) EXERCISABLE/        EXERCISABLE/
NAME                           ON EXERCISE (#)     EXERCISE PRICE)        UNEXERCISABLE         UNEXERCISABLE
----                           ---------------    ------------------   -------------------   -------------------
David L. Gold................         0                   0               3,000/14,000           $0/$0
J. Milton Hickman, Jr. ......         0                   0               0/15,000               $0/$15,000

EMPLOYMENT AGREEMENTS

     In connection with the purchase of Gerber Childrenswear, Inc. from GPC in January 1996, the Company entered into employment agreements with Messrs. Kittredge, Solar and Uren (such agreements are collectively referred to herein as the "Executive Agreements") pursuant to which the Company agreed to employ each of them through January 22, 2001. Messrs. Gold and Hickman agreed to the terms of their employment when they joined the Company. Mr. Gold left the Company on November 12, 1999.

     The Executive Agreements currently provide Messrs. Kittredge, Solar and Uren with annual compensation of $400,000, $225,000 and $150,450, respectively. Mr. Hickman receives an annual base salary of $185,000. In each case, these executive officers may receive annual incentive bonuses based upon the achievement of pre-determined objectives tied to the performance of the Company, including criteria related to growth and profitability. See "Executive Compensation" and "Report of the Compensation Committee of the Board of Directors." In the event that the Company terminates the employment of Messrs. Kittredge, Solar or Uren for cause, they are not entitled to any further compensation. In the event of Messrs. Kittredge, Solar or Uren's death, disability or termination without cause, each of them (or their estate) is entitled to receive his base salary for eighteen months thereafter, and a pro rata bonus based upon the actual number of days employed during the termination year. Each of them will also be restricted from competing with the Company or soliciting any of its employees for the eighteen-month period during which severance payments are received.

     Each of Messrs. Kittredge, Solar and Uren also purchased shares of the Company pursuant to certain Executive Stock Purchase Agreements (such agreements are collectively referred to herein as the "Stock Purchase Agreements"). These shares were converted into Common Stock of the Company as part of the transactions related to the initial public offering of the Company in June 1998 (the "Offering"). See "Certain Relationships and Related
Transactions -- Transactions With Management and Directors" and "Principal Stockholders and Share Ownership By Management."

LONG-TERM PERFORMANCE INCENTIVE PLAN

     In connection with the Offering, the Company adopted the Long-Term Performance Incentive Plan (the "Incentive Plan"). Participants in the Incentive Plan ("Participants") may be granted stock options, stock appreciation rights ("SARs"), restricted stock, performance units, performance grants and other types of awards that the Compensation Committee deems to be consistent with the purposes of the Incentive Plan. See "Report of the Compensation Committee of the Board of Directors." An aggregate of 750,000 shares of Common Stock have been reserved for issuance under the Incentive Plan. No more than 25,000 shares may be issued to any single Participant in any calendar year. In 1998, the Company granted options to purchase 34,000 shares of Common Stock under the Incentive Plan. In 1999, the Company granted options to purchase 48,600 shares of Common Stock under the Incentive Plan.

     The Compensation Committee may select Participants, determine the type, size and terms of each award, modify the terms of awards, determine when awards will be granted and paid and make all other determinations which it deems necessary or desirable in the interpretation and administration of the Incentive Plan. See "Report of the Compensation Committee of the Board of Directors." The Incentive Plan is scheduled to terminate in June 2008, unless it is extended for up to an additional five years by action of the Board of Directors. Rights to contingent compensation granted under the Incentive Plan will vest in equal amounts on each anniversary of the initial grant date over a five year period.

EXECUTIVE DEFERRAL PLAN

     The Executive Deferral Plan is an unfunded, nonqualified deferred compensation plan that provides deferred compensation to selected members of management and certain other highly-compensated employees. The Executive Deferral Plan allows employees to voluntarily defer from 5% to 50% of their salary and/or bonus compensation until termination, retirement or the occurrence of certain specific future events. Compensation which is deferred under this plan bears interest at a rate specified in the Executive Deferral Plan.

LONG-TERM BONUS PLAN

     Pursuant to the Long-Term Bonus Plan, the Compensation Committee may accrue amounts to be paid as bonuses during future years. In 1998, Messrs. Kittredge, Solar and Uren were awarded $520,000, in the aggregate, under this plan for bonuses set aside in 1996, principally to reward their efforts with respect to the Offering. See "Executive Compensation." During 1997 and 1998, the Company accrued $515,000 and $500,000, respectively, for future payment to a certain group of executives with final allocation to be determined later by the Compensation Committee. Under the terms of the Long-Term Bonus Plan, these amounts accrue interest until they are paid. No funds were accrued under this Plan in 1999.

PENSION PLAN

     The Retirement Plan for Gerber Childrenswear, Inc. (the "Retirement Plan") is a defined benefit pension plan qualified pursuant to Section 401(a) of the Internal Revenue Code. The Retirement Plan covers all salaried employees of the Company in its apparel division and certain other officers in its other divisions (the "Eligible Salaried Employees") and its full-time hourly employees in its apparel division.

     The following table indicates monthly estimated amounts to be paid to Eligible Salaried Employees for the Retirement Plan, based upon years of service and Final Average Pay (as defined in the Retirement Plan):

                                                          YEARS OF SERVICE
                                    -------------------------------------------------------------
FINAL AVERAGE PAY                      15           20           25           30           35
-----------------                   ---------    ---------    ---------    ---------    ---------
$125,000..........................  $2,096.70    $2,795.60    $3,494.50    $4,193.40    $4,892.30
 150,000..........................   2,565.45     3,420.60     4,275.75     5,130.90     5,986.05
 175,000..........................   3,034.20     4,045.60     5,057.00     6,068.40     7,079.80
 200,000..........................   3,502.95     4,670.60     5,838.25     7,005.90     8,173.55
 225,000..........................   3,502.95     4,670.60     5,838.25     7,005.90     8,173.55
 250,000..........................   3,502.95     4,670.60     5,838.25     7,005.90     8,173.55
 275,000 or more..................   3,502.95     4,670.60     5,838.25     7,005.90     8,173.55

     Generally, an Eligible Salaried Employee in the Retirement Plan is eligible to receive benefits upon "Normal Retirement Age", which is the later of the Social Security retirement age or the fifth anniversary of the date that employee commenced participation in the Retirement Plan. An Eligible Salaried Employee may elect an early retirement benefit at "Early Retirement Age", which is the later of ten years prior to the Eligible Salaried Employee's Social Security retirement age and the fifth anniversary of the date the Eligible Salaried Employee commenced participation in the Retirement Plan. Early retirement benefits are reduced for those Eligible Salaried Employees who retire more than three years prior to their Normal Retirement Age according to a formula established in the Retirement Plan. If a vested Eligible Salaried Employee terminates his or her employment, the employee is entitled to a deferred, unreduced benefit if requested within three years of such employee's Normal Retirement Age, or a reduced benefit if requested earlier.

     The amount of an Eligible Salaried Employee's benefit under the Retirement Plan is based upon the employee's Final Average Pay and Years of Participation (each defined in the Retirement Plan). Payments to Eligible Salaried Employees under the Retirement Plan are made in equal monthly installments for the remainder of the employee's life, although married Eligible Salaried Employees may elect to receive a 50% joint and survivor benefit providing a reduced monthly benefit to the employee during his or her lifetime, with 50% of that benefit to the employee's spouse for his or her lifetime following the employee's death. Other optional forms of payment include a 100% survivorship annuity, a 50% survivorship annuity and a life and period certain annuity option. An Eligible Salaried Employee's benefits may be offset by the amount of any workers' compensation or similar benefits payable because of an employment related injury or illness.

     The Retirement Plan is funded entirely by voluntary Company contributions that are held in trust for the benefit of the salaried employees. Although the Company intends to continue the Retirement Plan indefinitely, it can terminate the plan at any time, upon which all salaried employees will become 100% vested in any benefit accrued to the extent funds are available in trust.

     The years of accredited service for each of the named executive officers under the Retirement Plan as of December 31, 1999 are: Mr. Kittredge, 4 years; Mr. Solar, 4 years; Mr. Uren, 13 years; and Mr. Hickman, zero years.

                    REPORT OF THE COMPENSATION COMMITTEE OF
                             THE BOARD OF DIRECTORS

OVERVIEW

     During 1999, the Compensation Committee consisted of Mr. Manning (Chairman) and Messrs. Glenn and Medalie, each of whom is an independent director of the Company. This Compensation Committee expects to be guided by a philosophy which will have as its objectives: to provide to the Company's executives competitive levels of compensation, to integrate management pay with the achievement of the Company's annual and long-term performance goals, to reward above-average corporate performance, to recognize individual initiative and achievement and to assist the Company in attracting and maintaining qualified management. In addition, the Compensation Committee views stock-based compensation as an important element in any compensation package, as it has the effect of aligning the interests of the executives with those of the stockholders and providing a balance between short-term and long-term perspectives.

     It is expected that management compensation will be set at levels that the Compensation Committee believes are consistent with those of other leading branded consumer apparel companies. In determining competitive levels of compensation, the Committee will review salary and bonus levels, as well as long-term compensation elements, of other publicly-traded apparel companies which it considers comparable to the Company. The Compensation Committee retained the services of an independent compensation consultant to aid it in its work.

ANNUAL COMPENSATION

     Executive Salaries. The Committee will review and approve base salaries annually for the Company's executive officers, considering the responsibilities of their positions, their individual performances and their competitive positions relative to comparable companies. The 1999 salaries of Messrs. Kittredge, Solar and Uren were established by the Compensation Committee. Mr. Hickman's compensation was established when he joined the Company in 1999.

     Annual Cash Incentive Bonuses. The Long-Term Bonus Plan in effect for 1999 provided a bonus pool for executive officers computed as a percentage of the amount by which EBITDA exceeded 110% of EBITDA for the prior year. Under this formula, no bonuses were paid to Messrs. Kittredge and Solar and Mr. Uren received a bonus of $12,000.

     The Compensation Committee, utilizing an outside independent compensation consultant, and in consultation with Mr. Kittredge, established a bonus plan for 2000 which defines performance goals for each executive relating to areas of responsibility, with amounts available for payout predicated upon Company and individual performance. Target award levels were established for each executive and incentive awards for 2000 will be granted based upon Company performance and the achievements of the executive against agreed-upon criteria.

     Long-Term Bonus Plan. In 1998, Messrs. Kittredge, Solar and Uren were awarded an aggregate amount of $520,000 which constituted bonuses accrued in 1996, principally to reward their efforts with respect to the Offering. See "Executive Compensation." During 1997 and 1998, the Company accrued $515,000 and $500,000, respectively, for future payment to a certain group of executives with final allocation to be determined later by the Compensation Committee. Under the terms of the Long-Term Bonus Plan, these amounts accrue interest until they are paid. No funds were accrued under this Plan for 1999.

LONG-TERM COMPENSATION

     The Compensation Committee administers the Incentive Plan. These compensation awards directly relate the amounts earned by the executives to the amount of appreciation realized by the Company's stockholders over comparable periods. Stock options also provide executives with the opportunity to acquire and build a meaningful ownership interest in the Company. While the Company encourages stock ownership by executives, it has not established any target levels for executive stock holdings. Awards will generally be made at a level calculated to be competitive. See "Executive Compensation -- Long-Term Performance Incentive Plan."

     The Compensation Committee will consider stock option awards on an annual basis or on such other basis as it deems appropriate. In determining the amount of options awarded, the Compensation Committee will establish a level of award based on the position held by the individual and his or her level of responsibility, both of which reflect the executive's ability to influence the Company's long-term performance. The number of options previously awarded to and held by executives will also be reviewed but will not be an important factor in determining the size of the current award. The number of options actually awarded in any year will be based on an evaluation of the individual's performance.

OTHER BENEFIT PROGRAMS

     The executive officers participate in various health, life and disability insurance programs, a pension plan and a 401(k) plan that are generally made available to all salaried employees. Executive officers also receive certain perquisites that are customary for their positions. See "Executive Compensation."

COMPANY POLICY ON QUALIFYING COMPENSATION

     Section 162(m) of the Internal Revenue Code provides that publicly-held companies may not deduct in any taxable year compensation in excess of $1,000,000 paid to executive officers which is not "performance based" as defined in Section 162(m). The Compensation Committee intends generally to comply with the requirements of Section 162(m) so that compensation is deductible, unless the Committee determines that it is not appropriate to do so.

                                          Compensation Committee
                                          James P. Manning, Chairman
                                          Lawrence R. Glenn
                                          Joseph Medalie

                             PERFORMANCE COMPARISON
                         STOCK PRICE PERFORMANCE GRAPH

     The following graph shows a comparison of cumulative total returns for the Common Stock of the Company against the cumulative total returns of the Russell 2000 Index and the Dow Jones Clothing & Fabrics Index during the period commencing on June 11, 1998, the date on which the Common Stock commenced trading on the New York Stock Exchange, and ending on December 31, 1999. The comparison assumes $100 was invested on June 11, 1998 in the Common Stock of the Company, the Russell 2000 Index and the Dow Jones Clothing & Fabrics Index, and assumes the reinvestment of all dividends, if any.
[LINE GRAPH]

                                                      GERBER CHILDRENSWEAR, INC.           RUSSELL 2000
6/11/98                                                                   100.00                 100.00
6/98                                                                      106.00                 101.00
9/98                                                                       55.00                  83.00
12/98                                                                      60.00                  91.00
3/99                                                                       44.00                  82.00
6/99                                                                       46.00                  96.00
9/99                                                                       31.00                  88.00
12/99                                                                      34.00                  90.00

                                                    DOW JONES CLOTHING & FABRICS
6/11/98                                                                   100.00
6/98                                                                      103.00
9/98                                                                       62.00
12/98                                                                      70.00
3/99                                                                       69.00
6/99                                                                       72.00
9/99                                                                       55.00
12/99                                                                      54.00

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

THE OFFERING

     In June 1998, in connection with the Offering, GCIH, Inc. ("GCIH") was reorganized, recapitalized and merged with and into Gerber Childrenswear, Inc. to form the Company. GCIH remained as the surviving entity and was subsequently renamed "Gerber Childrenswear, Inc."

     As part of the Offering and other related transactions, the Company amended its certificate of incorporation to provide for two classes of stock, the Common Stock and the Class B Common Stock. Each share of Common Stock has one vote per share and each share of Class B Common Stock has no voting rights. One share of Class B Common Stock is convertible, at the option of the holder at any time, into one share of Common Stock. Stockholders who own shares of Class B Common Stock also may at any time and at their option convert shares of Common Stock they hold into shares of Class B Common Stock on a one-for-one basis.

TRANSACTIONS WITH MANAGEMENT AND DIRECTORS

     Prior to the Offering, Edward Kittredge, Richard L. Solar and David E. Uren acquired shares of the Company as part of their compensation and pursuant to purchases by them at book value on January 22, 1996. Some of these shares are subject to a vesting period (over five years), and the rest were fully vested at the time of purchase. Additionally, as part of their 1997 compensation, Messrs. Kittredge and Solar acquired, at below fair market value, shares of the Company which were fully vested upon purchase. See "Executive

Compensation" and "Principal Stockholders and Share Ownership by Management." Upon consummation of the Offering and other related transactions, these shares were exchanged for Common Stock (collectively, the "Executive Shares"), but remain subject to the vesting period (if applicable) and repurchase rights described below.

     As of April 1, 2000, of the Executive Shares, 1,205,846 shares held by Mr. Kittredge, 392,182 shares held by Mr. Solar and 198,543 shares held by Mr. Uren were fully vested; and 49,671 shares held by Mr. Kittredge, 43,462 shares held by Mr. Solar and 31,044 shares held by Mr. Uren had not vested. For further information concerning shares beneficially owned by these individuals, see "Executive Compensation" and "Principal Stockholders and Share Ownership By Management."

     Messrs. Lawrence R. Glenn and Joseph Medalie also purchased shares of the Company in 1996 and 1997, respectively. All of the shares purchased by Messrs. Glenn and Medalie were fully vested upon purchase and were exchanged for Common Stock upon consummation of the Offering and other related transactions. 38,673 shares were held by Mr. Glenn and 38,673 shares were held by Mr. Medalie as of April 1, 2000. See "Principal Stockholders and Share Ownership by Management."

     Executive Shares may be repurchased by the Company (and, if not repurchased by the Company, by CVC) if the employee terminates his employment for any reason. In the case of an early termination of employment (other than for "cause"), the purchase price for unvested Executive Shares will be equal to the Original Cost (as defined in the Stock Purchase Agreements) and the purchase price for fully vested Executive Shares held by Messrs. Kittredge, Solar and Uren will be equal to the Market Value (as defined in the Stock Purchase Agreements). In the case of a termination for "cause," the purchase price for vested and unvested Executive Shares will be equal to the Original Cost (as defined in the Stock Purchase Agreements).

TRANSACTIONS WITH CVC AND ITS AFFILIATES

     In connection with the original acquisition of the Company's predecessor in January 1996 from GPC, CVC and its affiliates received shares of that predecessor. In order to finance that acquisition, the Company obtained $22.5 million in senior subordinated financing (the "Financing") from Citicorp Mezzanine Partners ("CMP"), whose general partner is an affiliate of CVC and, in return, CMP received a warrant exercisable for shares of the Company. During the Offering and other related transactions, those shares held by CVC and its affiliates were converted into Common Stock and Class B Common Stock; and the warrant held by CMP was exchanged for a warrant exercisable for shares of Class B Common Stock at any time on or before January 22, 2006. All amounts owed to CMP with respect to the Financing were repaid with the proceeds of the Offering. For further information concerning the current beneficial ownership of shares by CVC and its affiliates, see "Principal Stockholders and Share Ownership By Management."

            PRINCIPAL STOCKHOLDERS AND SHARE OWNERSHIP BY MANAGEMENT

     The table below sets forth certain information regarding beneficial ownership of Common Stock and Class B Common Stock as of April 1, 2000 by (i) each person or entity who owns of record or beneficially 5% or more of any class of the Company's voting securities, (ii) each director, nominee and named executive officer and (iii) all executive officers and directors as a group.

NAME AND ADDRESS                                            NUMBER OF SHARES OF     PERCENTAGE OF
OF BENEFICIAL OWNER                                           COMMON STOCK(A)      COMMON STOCK(B)
-------------------                                         -------------------    ---------------
5% HOLDERS
Citicorp Venture Capital, Ltd.(c).........................      12,596,651              63.17
CCT III, L.P.(c)..........................................      12,596,651              63.17
Citicorp Mezzanine Partners, L.P.(c)......................      12,596,651              63.17
DIRECTORS, EXECUTIVE OFFICERS AND NOMINEES(d)
Edward Kittredge(e).......................................       1,487,556              17.94
Richard L. Solar(f).......................................         482,051               5.81
Richard M. Cashin, Jr.(g).................................      12,553,330              62.95
Lawrence R. Glenn.........................................          38,673                  *
J. Milton Hickman, Jr. ...................................               0                  *
Bobby J. Prochaska........................................          17,500                  *
James P. Manning..........................................          20,000                  *
Joseph Medalie(h).........................................          38,673                  *
David E. Uren.............................................         229,587               2.77
John D. Weber(i)..........................................      12,293,394              61.65
Executive officers and directors as a group (10
  persons)................................................      14,910,691              74.77

---------------
  * Less than one percent.

(a) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "Commission"). As of April 1, 2000,
    (a) 8,291,075 shares of Common Stock and 8,692,315 shares of Class B Common Stock are issued and outstanding and (b) a warrant to purchase 2,958,503 shares of Class B Common Stock is outstanding. Except as otherwise set forth below, each named owner has the sole voting power and investment power of the shares indicated.

(b) For purposes of computing the percentage of outstanding shares held by each person or group of persons named above, shares of Common Stock that such person or group of persons has the right to acquire within 60 days is deemed to be outstanding with respect to that person or group of persons, but is not deemed to be outstanding for purposes of computing the percentage ownership of any other person or group of persons.

(c) The address of each of these entities is 399 Park Avenue, New York, New York 10022. Each entity's beneficial ownership consists of; 385,966 shares of Common Stock and 7,511,883 shares of Class B Common Stock held by CVC; 213,289 shares of Common Stock and 1,180,432 shares of Class B Common Stock held by CCT III, L.P.; a warrant to purchase 2,958,503 shares of Class B Common Stock held by CMP; 303,257 shares of Common Stock held by Richard M. Cashin; and 43,321 shares of Common Stock held by John D. Weber. See "Certain Relationships and Related Transactions -- Transactions with CVC and its Affiliates."

(d) The address of each of the directors and executive officers is c/o Gerber Childrenswear, Inc., 7005 Pelham Road, Greenville, South Carolina 29615.

(e) 232,039 of Mr. Kittredge's shares of Common Stock are held in a family trust. Mr. Kittredge disclaims beneficial ownership of such shares.

(f) 46,407 of Mr. Solar's shares of Common Stock are held by his immediate family members. Mr. Solar disclaims beneficial ownership of such shares.

(g) Consists of the ownership described in footnote (c) hereto, excluding the 43,321 shares of Common Stock held by Mr. Weber.

(h) All of Mr. Medalie's shares are held in a family trust.

(i) Consists of the ownership described in footnote (c) hereto, excluding the 303,257 shares held by Mr. Cashin.

                                   PROPOSAL 2

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     In ratifying the appointment of Ernst & Young LLP, the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting by the holders of Common Stock is required. With regard to the ratification of the appointment of Ernst & Young LLP, votes may be cast for or against or abstentions may be specified.

     The Board of Directors of the Company has appointed Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 2000, subject to ratification by the stockholders of the Company. Ernst & Young LLP has served as the Company's independent auditors since January 1996.

     Representatives of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S
          INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2000.

                                 OTHER BUSINESS

     As of the date of this Proxy Statement, the Company knows of no business that will be presented for consideration at the Annual Meeting other than that which has been referred to above. As to other business, if any, that may come before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the proxy holder.

                             STOCKHOLDER PROPOSALS

     Any proposal of a stockholder intended to be presented at the Company's 2001 Annual Meeting of Stockholders must be received by the Secretary of the Company by December 18, 2000 for inclusion in the notice of meeting and proxy statement relating to the 2001 Annual Meeting.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely upon a review of the Forms 3, 4, and 5 and any amendments thereto furnished to the Company pursuant to Rule 16a-3(c) promulgated under the Exchange Act, the Company is not aware of any failure of any officer, director or beneficial owner of more than 10% of the Common Stock to timely file with the Commission any Form 3, 4 or 5 in respect of the Company during 1999, except that a Form 4 for James P. Manning was filed late.

                                   FORM 10-K

     Financial statements of the Company, the Company's certified public accountants' report thereon and management's discussion and analysis of the Company's financial condition and results of operations are contained in the Company's Annual Report on Form 10-K for the year ended December 31, 1999. A copy of the Company's Annual Report on Form 10-K was filed electronically with the Commission and is available at the Commission's website (http://www.sec.gov). A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1999 (including the financial statements and the financial statement schedules), as filed with the Commission, will be provided without charge (except for exhibits) to any shareholder upon request addressed to:

     Richard L. Solar
     Sr. Vice President, CFO and Assistant Secretary
     Gerber Childrenswear, Inc.
     1333 Broadway
     New York, NY 10018

                                             By Order of the Board of Directors,

                                             /s/ David E. Uren
                                             David E. Uren
                                             Secretary

Dated: April 17, 2000
Greenville, South Carolina

                                                                      APPENDIX A

                           GERBER CHILDRENSWEAR, INC.

                  BOARD OF DIRECTORS PROXY FOR ANNUAL MEETING

                                  MAY 16, 2000
    The undersigned hereby appoints Richard L. Solar and David E. Uren, or either of them, attorneys and Proxies with full power of substitution in each of them, in the name and stead of the undersigned to vote as Proxy all the stock of the undersigned in Gerber Childrenswear, Inc. a Delaware corporation, at the Annual Meeting of Stockholders scheduled to be held on May 16, 2000 and any adjournment thereof.

[X]  Please mark your votes as in this example.

1. Election of seven (7)      FOR all nominees listed at    WITHHELD AUTHORITY to vote    Nominees:  Edward Kittredge
   directors to serve         right (except as marked to    for nominees listed at                   Richard L. Solar
   until the 2001 Annual      the contrary below)  [ ]      right  [ ]                               Richard M. Cashin
   Meeting of                                                                                        Lawrence R. Glenn
   Stockholders.                                                                                     James P. Manning
                                                                                                     Joseph Medalie
                                                                                                     John D. Weber

FOR, except vote withheld from the following nominee(s):

-------------------------------------------------------------------------------------------------------------------------------

                (continued and to be signed on the reverse side)

                         (continued from reverse side)

2. To ratify the appointment of Ernst & Young LLP as independent accountants for the year 2000.

  [ ] FOR                             [ ] AGAINST                         [ ] ABSTAIN

3. Upon any and all other business which may properly come before the Annual Meeting.

This Proxy, which is solicited on behalf of the Board of Directors, will be voted FOR the matters described in paragraphs (1) and (2) unless the shareholder specifies otherwise, (in which case it will be voted as specified).


----------------------------     ----------------------------     ----------------------------     ----------------------------
Signature                        Dated                            Signature                        Dated

Note: Please sign exactly as name or names appear hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized partner.